Exhibit 10.8(h)

DESCRIPTION OF 2020 SALARY RATES
FOR 2019 NAMED EXECUTIVE OFFICERS

Annualized salary rates for the executive officers of the First Horizon National Corporation (the “Company”) who are expected to be named in the executive compensation disclosures of the Company’s 2020 proxy statement in relation to fiscal year 2019 (“2019 Named Executive Officers”) currently are:

Officer Name	2020 Salary Rate
D. Bryan Jordan	$1,000,000
William C. (B.J.) Losch III	550,000
Michael E. Kisber	600,000
David T. Popwell	580,000
Susan L. Springfield	420,000

The annualized rates shown above are those in effect on the date this exhibit is filed with the Company’s Annual Report on Form 10-K. Salary rates generally continue in effect until they are changed.